Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

JET.AI INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid		Equity	Common stock, $0.0001 par value per share (issuable upon conversion of Series B Preferred Stock)	457(c)	250,000	(1)	$3.725	(2)	$931,250	0.00015310	$142.57	-	-	-
Fees Previously Paid	(3)	Equity	Common stock, $0.0001 par value per share (issuable upon conversion of Series B Preferred Stock)	457(c)	350,000	(4)	$6.835	(5)	$2,392,250	0.00015310	$366.25	-
													-	-
Carry Forward Securities
Carry Forward Securities		-	-	-	-		-		-	-	-	-	-	-
		Total Offering Amounts									$508.82
		Total Fees Previously Paid									-
		Total Fee Offsets (6)									$508.82
		Net Fee Due (7)									$0.00

(1)	Consists of 250,000 shares of Common Stock issuable upon conversion of shares of our Series B Preferred Stock. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act using the average of the high and low prices as reported on December 3, 2024.

(3)	Represents the fee that was due in connection with the initial filing of this Registration Statement on November 13, 2024.

(4)	Consists of 350,000 shares of Common Stock issuable upon conversion of shares of our Series B Preferred Stock. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(5)	The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act using the average of the high and low prices as reported on November 12, 2024.

(6)	Includes the $366.25 offset claimed in connection with the initial filing of this Registration Statement on November 13, 2024.

(7)	The filing fee due for this Registration Statement is $508.82. In connection with the Registration Statement on Form S-1 (No. 333-281911) filed on September 3, 2024, the registrant paid a filing fee in the amount of $2,361.60 and, as described further below, such previously paid fee offsets the filing fee currently due pursuant to Rule 457(p) of the Securities Act. As a result, there is no net fee due for this filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Jet.AI Inc.	Form S-1	333-281911	September 3, 2024		$508.82	Equity	Common Stock, par value $0.0001 per share	N/A(1)	N/A(1)
Fee Offset Source	Jet.AI Inc.	Form S-1	333-281911		September 3, 2024						$2,361.60

(1) A filing fee of $2,361.60 was previously paid in connection with the registration statement on Form S-1 (No. 333-281911) filed by the registrant on September 3, 2024. The registrant withdrew the registration statement on Form S-1 (No. 333-281911) by filing a Form RW on November 12, 2024. As the registration statement was not declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $508.82 currently due pursuant to this registration statement.